Dynamic Materials Corporation (Nasdaq: BOOM)
                  Fourth Quarter 2006 Earnings Conference Call
                                February 22, 2007
                                  5:00 p.m. ET


CORPORATE PARTICIPANTS
 Geoff High
 Pfeiffer High Investor Relations - Investor Relations

 Yvon Cariou
 Dynamic Materials Corp. - President, CEO

 Richard Santa
 Dynamic Materials Corp. - Vice President, CFO





 PRESENTATION



--------------------------------------------------------------------------------
Operator


 Good day, ladies and gentlemen, and welcome to the fourth quarter 2006 Dynamic Materials earnings conference call. [OPERATOR INSTRUCTIONS] I would now like to turn the presentation over to Mr. Geoff High of Pfeiffer High Investor Relations. Please proceed, sir.


--------------------------------------------------------------------------------
 Geoff High  - Pfeiffer High Investor Relations - Investor Relations


 Thank you, Chantele. Good afternoon, and welcome to Dynamic Materials' fourth quarter and full year conference call. Presenting on behalf of the Company will be President and CEO, Yvon Cariou, and Vice President and Chief Financial Officer, Rick Santa.

I would like to remind everyone, that the matters discussed during this call may include forward-looking statements that are based on management's estimates, projections and assumptions as of today's date, and are subject to risks and uncertainties that are disclosed in Dynamic Materials' filings with the Securities and Exchange Commission. The company's business is subject to certain risks that could cause actual results to differ materially from those anticipated in its forward-looking statements. Dynamic Materials assumes no obligation to update forward-looking statements that become untrue because of subsequent events.

A webcast replay of today's call will be available at www.dynamicmaterials.com after the call. A telephone replay will be made available for 48 hours beginning approximately two hours after the conclusion of this call. Details for listening to today's call or webcast are available in today's news release.

With that I will now turn the call over to Yvon Cariou. Yvon, please go ahead.


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 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Thank you, Geoff.

Fiscal 2006 was another exceptional year at Dynamic Materials. In addition to posting record revenue and earnings results, we made important progress in our efforts to position the company for continued growth.

As you read in today's news release we closed the year on an impressive note. Our fourth quarter performance included the strongest quarterly revenue and earnings results in the 40-year history of the company.

Q4 benefited from our efforts to complete shipments on the previously announced $11 million refinery order which we achieved in spite of late metal deliveries to our production facilities. Our performance in any given quarter is subject to a range of factors, including mix of products, the markets we serve into, and the leverage we can exercise in those market. Since we are not selling a commodity, but rather a customized product, most contracts are subject to pricing that takes into account a range of issues specific to the order.

Under ideal conditions, such as those experienced in Q4, we are able to achieve significant revenue growth and correspondingly strong margin performance as Rick will address later. Order volume during the fourth quarter kept pace with our shipment levers, and as a result, we ended the year with an all-time high order backlog of $68.8 million. This is a clear sign of the strong worldwide demand we continue to experience for our explosion welded plates.

Capital spending within most of the major sector industry sectors we serve, including oil and gas, remains robust. While energy prices are fluctuated considerably in recent months, infrastructure expansion within the global oil and gas sector remains active. Projects designed to increase refining capacity continue to generate strong order volume at DMC.

Based on review of our hot list, it does not appear this market dynamics will change in the near to medium term. Capital investments within many of the other industries we serve, including hydrometallurgy, petro chemicals and aluminum smelting also remain strong.

As has been widely reported worldwide industrial expansion has placed tension on certain segments of metal supply chain, and we are not immune to this issue. We are taking steps to help mitigate supply-related challenges including expanding our supplier network and managing more of our metal preparation work in house.

In spite of these challenges, we believe fiscal 2007 could be another year of respectable growth at DMC. We continue to take steps to accommodate our growth and I'm pleased to report that the capacity expansion program at our Mount Braddock facility remains on schedule.

In addition, the program to significantly increase capacity at our AMK Welding business is nearly complete.

The modernization program that we started three years ago at our facilities in France and Sweden also are proceeding on plan and will continue for the next few years. Pursuant to this program, we have established a Capex budget of $7.1 million for fiscal 2007, and also intend to spend roughly $5 million remaining our on our 2006 budget to complete the Mount Braddock expansion.

I now want to turn the call over to Rick Santa who will provide with you some of the highlights of our financial results. Rick.


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 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Thanks, Yvon. Good afternoon, everyone.

The record fourth quarter results Yvon referred to earlier included revenue of $35.7 million. This was a 54% increase over the same quarter a year ago.

Income from operations was up 87% to $9.7 million from the comparable year-ago quarter, and net income increased 90% to $6.6 million, or $0.54 per share. You may have noticed that our fourth quarter gross margin was higher than normal at 41%, which compares to 32% in the fourth quarter last year. The increase is largely due to favorable terms we negotiated on the $11 million refinery order shipped during the quarter.

Going forward, we expect the gross margin will normalize at levels comparable to those reported during the first three quarters of 2006.

From an expense perspective, as a percentage of sales, G&A costs declined to 5.2% from 5.7% in the same period a year ago. The decline is attributable to the significant increase in fourth quarter 2006 sales.

Selling expenses as a percentage of sales increased to 8.2% from 3.3% in the fourth quarter last year.

This increase was primarily due to consulting fees and commissions of approximately $1.650 million paid in connection with the $11 million refinery order mentioned earlier. Excluding sales commissions and consulting fees selling expenses were 3% of sales in the 2006 fourth quarter versus 2.9% in the 2005 fourth quarter.

Our income tax rate in the fourth quarter came in at 35% versus 34% in the fourth quarter last year.

Turning to our balance sheet, cash, restricted cash, and marketable securities at the end of the year totaled $20.1 million, which compares with $7.7 million at the end of 2005. We ended the year with working capital of $38.6 million.

Our long-term debts have been reduced to less than $.5 million.

As Yvon noted, we are anticipating that 2007 will be another year of respectable growth. To quantify that, we are currently expecting that full-year revenue will increase in the 20% range versus 2006. The tightness we are seeing in the metal supply chain could result -- could cause first quarter financial results to pull back to levels that will likely approximate the average results we reported during the first three quarters of fiscal 2006.

This obviously implies that we expect quarterly results to strengthen during the balance of the year.

I should note that if we see the tension in the supply chain begin to ease during the year we do believe the opportunity exists to achieve an even higher rate of top-line growth during 2007. We obviously will keep you apprised of this situation as the year progresses. With that, we are now ready to take questions. Chantele.
 QUESTION AND ANSWER



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Operator


[OPERATOR INSTRUCTIONS] And your first question comes from the line of Yvonne Varano of Jefferies. Please proceed, ma'am.


--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst


 Thank you. I was wondering if could you give us a little more color on which metals you're seeing the tightness in and where that might be globally.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Sure, Yvonne. Be happy to do that. First, it's a complex issue. It's not very simple.

It's fuzzy and foggy, but over the last few years, I guess, we have seen tension increasing on delivery of various metals, and it started a few years ago, maybe more with basic steel, then we saw the titanium, aluminum, copper type, and stainless steel.

I guess today it's more stable. The tighter -- the more tightness we see, I believe would be the -- in the higher alloys used for the -- of metal used for base metal for the large oil and refinery petrochemical-type equipment.


--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst


 Okay. And you talked about increasing your suppliers. Are you just going more global with that, or who -- is it aluminum, or is it steel, or is it just some of the higher alloys?


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 It's more today the base metal -- the metal that we use for the base in our clad plates, and a little bit of global, a little bit of local, smaller mills, but it's clear that a large percent of the higher metal that we use come only from a very few mills, and there's only so much we can do about that.

--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst

 Alright. And then just on the G&A expense, which was up a little bit, was that mostly a function of the higher revenues, and where should we see that trending throughout '07?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Yes. I think the increase in the fourth quarter related somewhat to higher year-end accruals for incentive compensation. It's clear that the fourth quarter was the strongest of the year, and the incentive compensation is based upon our net earnings or pretax earnings.


--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst


 Okay. So that should probably come down a little for the first three quarters of the year at least?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 It could, based upon the comment that the first quarter should be a little bit slower. As we've talked in the past, for the most part, our administrative G&A expenses are relatively fixed in nature, with the exception of the incentive compensation.

But to support the growth that we're enjoying, we are adding a small number of people during 2007. But again, that shouldn't have a significant impact on the G&A run rate.


--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst


 Okay. And then the tax rate, should we be using a 37% in '07?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 I think the guidance remains 37% to 38%, and we finished the year just above 37%, and the way -- the weighting of -- the tax rate is affected somewhat by the weighting of sales between European sales and U.S. sales, the tax rates in Europe are a little bit less than the U.S. We'll work hard to keep it at that 37%, but that can be slightly higher.


--------------------------------------------------------------------------------
 Yvonne Varano  - Jefferies & Co. - Analyst


 Okay. Terrific. Thanks very much.


--------------------------------------------------------------------------------
Operator


 And your next question comes from the line of James Bank of Sidoti & Company. Please proceed, sir.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Hi, good afternoon.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Good afternoon.

--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Just -- sorry this is more or less following Rick Santa's comments, his prepared comments in terms of the margin run rates. I'm not trying to beat a dead horse. Rick, if you could just clarify, you thought on average of what you did last year in terms of cost of goods sold to sales and selling expense of G&A to sales is what we should see into '07, so we won't see that drastic expansion again in '07 that we saw in '06 versus what we saw in '05?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


That is the case. Yes. We indicated we would expect going forward the rate would be more comparable to the average for the first three quarters of the year.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Okay. Great. In your press release you mentioned order backlog up slightly from what you mentioned when you released the third quarter. Can you comment on where it is right now? Any new projects that you might have won in January or February?


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 No, we cannot really comment. As we have indicated in the press release and in the presentation just a few minutes ago, we have what we call a hot list that is strong and I guess gives us confidence for the coming months.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Okay. And, Rick, I think your -- I know you guys don't give numerical guidance, but I think it's pretty good for the first quarter on what we should expect. Should we see kind of a back-end loaded year, then, if you will? I know, Yvon, in your comment you said respectable growth. Just wondering if we could get a little bit more elaboration on what we might be looking at here.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Again, we indicated in the presentation a few minutes ago 20%.


--------------------------------------------------------------------------------
Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Top line.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 And that's I guess where we'd like to leave it at for now.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Okay. All right, fair enough. Anything you might be able to add on guidance for your AMK division and I guess the five-year contract you have with GE? Anything happening with that, where we might be able to see further uptake in that sales?


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 The contract is in place. We've -- the supply chain around that customer has experienced some tightness for all kinds of reasons.

We were able to help them a lot during Q4 and to break, and have a good performance, and we'll see more of that as we go on. The situation is still active. The contract is in place, and we're working hard to help them.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Okay. Terrific. And last question. Any -- well you know what, I was just going to ask, any incremental sales gain from the Mount Braddock, Pennsylvania, facility, but I guess if you gave your full-year top-line guidance of 20%, I should still expect the same.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 The project is going forward, the building is complete. We are starting to install some equipment, and everything looks good there, but, yes, the guidance is what we gave.


--------------------------------------------------------------------------------
 James Bank  - Sidoti & Company - Analyst


 Okay. Terrific. Thank you.


--------------------------------------------------------------------------------
Operator


 And your next question comes from the line of Debra Fiakas of Crystal Equity Research. Please proceed, ma'am.


--------------------------------------------------------------------------------
 Debra Fiakas  - Crystal Equity Research - Analyst


 Thank you. I wondered if could you describe a little bit more about your backlog in terms of how long it takes you to work off your backlog, what period of time does that number represent?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 It's kind of a fairly wide range. The backlog as we entered the year included orders relating to a large hydrometallurgy project, and that type of order sometimes has several months lead time, and then it shifts over a several month period.

There's other -- each quarter we book some fairly a meaningful number of orders that can turn around in a given quarter, because they're smaller, and we're able to acquire the steel and cladding metals from service centers. Historically, if you look back a few years the backlog for cladding business used to equal roughly a quarter's worth of sales.

Today, with the strength of the business and the tightness in the supply chain, the backlog tends to be closer to half a year's worth of sales. But again, some orders with nine-month lead times and some orders with four-month lead time. At any given point in time it's a mix of orders that fall between those dates.


--------------------------------------------------------------------------------
 Debra Fiakas  - Crystal Equity Research - Analyst


 Yes. Very good. And I was a little confused, I think, by your comments in the prepared remarks about capital spending. Did I understand that you still have some spending to do that dates back to your 2006 budget?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 That's correct. We had a budget for 2006 in the range of $14 million, and the biggest portion of that budget related to a $10 million expansion of our Mount Braddock facility. The building is complete. Some of the equipment has been delivered.

The remaining equipment will be delivered during Q1 and Q2, and we've made progress payments against that equipment. We'll continue to make progress payments as the equipment is built and installed. So there's roughly $5 million of that $14 million that carries over to 2007 from the cash spending standpoint.


--------------------------------------------------------------------------------
 Debra Fiakas  - Crystal Equity Research - Analyst


 I see. And so the -- I was looking at your cash flows from investing activities. You just were not able to get the entire project completed before the end of the calendar year.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Yes, and everything is on schedule, as Yvon indicated, but some of the pieces of equipment take a few months to build out.


--------------------------------------------------------------------------------
 Debra Fiakas  - Crystal Equity Research - Analyst


 Okay. Very good. Thank you.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Yes, that was the plan all along to complete the project by the end of Q2 of '07.


--------------------------------------------------------------------------------
 Debra Fiakas  - Crystal Equity Research - Analyst


 Okay. Very good. Thank you.


--------------------------------------------------------------------------------
Operator


 [OPERATOR INSTRUCTIONS] And your next question comes from the line of Bob Johnson of Satuit Capital. Please proceed, sir.


--------------------------------------------------------------------------------
 Bob Johnson  - Satuit Capital - Analyst


 Rick, I have a follow-up question to the answer that you gave to Debra about backlog. I inferred from the way that you responded that it's likely that the great bulk of the $68 million would be delivered during this calendar year, and the question that I have relates to the very large number of super giant capital expenditure programs that have been announced both in the refinery sector as well as the hard metal sector.

Now, some of these obviously won't get physically built for perhaps a year to 12 or even 24 months in some of the large ones. But my question is that given some of the constraints that you're alluding to in the supply chain, at what point would you expect to see perhaps multi-year orders in advance? Because it would sound -- or looks to me at some point out in the one, two, or three-year period, that there will be a confluence of demand, and even with your expansion, you would have a problem meeting all of that demand, and some of those people are going to want to have a preference in terms of place in the line.

If you could just flesh that out a little bit.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


Yes, let me share here with Rick, maybe if you allow me, it's a pertinent question. We do not typically receive a multi-year order in any case, by the time a plant is designed and it comes procurement day, we receive an order, and typically, it could be a year in advance before delivery. But, yes, there is a confluence of large capital projects.

There has been for a couple of years, and it seems to want to continue. So, it's possible that some of those capital projects do not find enough resources, and it's not only the metal, it's not only us cladding the metal, it could also be the fabricators fabricating the metals and the engineering company that is designing all of that.

I think we are already under that mode, and it's kind of healthy for our business.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 If we take a step back in terms of the decision to expand this facility in Mount Braddock, when we completed our capital budget for 2006 in October of 2005, we didn't we didn't initially plan for that expansion project, but as the business became stronger during the following two or three months in January of 2006, we said we've got to move, we need to bring new capacity on stream.

If things are such that we do receive a number of large orders in advance and it turns out that we're challenged from a capacity standpoint going forward, we welcome the opportunity to address that challenge.


--------------------------------------------------------------------------------
 Bob Johnson  - Satuit Capital - Analyst


 Do you have the capacity or the physical space to continue increasing at Braddock beyond the present plan?


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 That's not a major issue at all.


--------------------------------------------------------------------------------
 Bob Johnson  - Satuit Capital - Analyst


 Okay, fine. Nice problems to wrestle with. Congratulations on a great quarter.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO

 Thank you very much.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Thank you.


--------------------------------------------------------------------------------
Operator


 And your next question comes from the line of Matt McGeary of Sentinel Asset Management. Please proceed, sir.


--------------------------------------------------------------------------------
 Matt McGeary  - Sentinel Asset Management - Analyst


 Hi, good afternoon. I apologize, I got bumped off the call. Could you just repeat any -- it sounded like you gave maybe a little bit of guidance for the first quarter.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 We did. We indicated that the tightness we are seeing in the metal supply chain could cause first quarter financial results to pull back to levels that will likely approximate the average results that we reported during the first three quarters of fiscal 2006.

And that, in turn, implies that we expect quarterly results to strengthen during the balance of 2007.


--------------------------------------------------------------------------------
 Matt McGeary  - Sentinel Asset Management - Analyst


 Okay. So from a margin performance you're talking about, you expect that first quarter to look like the average levels seen in the first three-quarters of 2006, is that correct?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Yes.


--------------------------------------------------------------------------------
 Matt McGeary  - Sentinel Asset Management - Analyst


 That's like 25%, 26% operating margin type numbers? Ballpark.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 If that's how the math works out. Yes, in the first three quarters, yes, we were at -- yes, that's right, we were at 25.5% in Q1, 28.2% in Q2, and 24.7% in Q3, so when you weigh those, that certainly sounds --


--------------------------------------------------------------------------------
 Matt McGeary  - Sentinel Asset Management - Analyst


 I know you're not giving guidance, but as you look out through the back three quarters of 2007, there's potential that that margin performance could improve from those levels?


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Yes, and again, we would expect sales to improve, and with a large portion of our fixed manufacturing overhead, G&A expense and selling expenses being fixed in nature we always benefit from those three points of leverage, as sales are increasing.


--------------------------------------------------------------------------------
 Matt McGeary  - Sentinel Asset Management - Analyst


 Right. Yes. Okay. So if you do -- yes, okay.

So it looks like -- so it looks like your earnings growth ought to be in excess of 20 -- in excess of this sales growth, I would imagine. I don't want to put words in your mouth, but that is what it looks like. Okay. Thanks, guys. Good job.


--------------------------------------------------------------------------------
 Richard Santa  - Dynamic Materials Corp. - Vice President, CFO


 Thank you.


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Operator


 Thank you. And there are no more questions in queue, and I'd like to turn the call back over to Mr. Yvon Cariou, for closing remarks. Please proceed, sir.


--------------------------------------------------------------------------------
 Yvon Cariou  - Dynamic Materials Corp. - President, CEO


 Thank you, Chantele. We obviously are very encouraged by our many successes during the past year.

Our achievements would not have been possible without the continued commitment of everyone on the DMC team. I want to thank our board of directors for their continued guidance and our shareholders for their support of the company. We believe fiscal 2007 will be another eventful year for DMC, and we are encouraged by our prospects for continued growth and success.

We look forward to keeping you abreast of our achievements. Until next time, please take care.


--------------------------------------------------------------------------------
Operator


 Thank you for attending today's conference. This concludes the presentation. You may now disconnect. Good day.